UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2012

FREEPORT-McMoRan COPPER & GOLD INC.

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue, Phoenix, AZ 85004-2189

(Address of principal executive offices) (Zip Code)

(602) 366-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

PXP Merger Agreement

On December 5, 2012, Freeport-McMoRan Copper & Gold Inc. (“FCX”) entered into an Agreement and Plan of Merger (the “PXP Merger Agreement”), by and among Plains Exploration & Production Company, a Delaware corporation (“PXP”), FCX and IMONC LLC, a Delaware limited liability company and wholly owned subsidiary of FCX (“PXP Merger Sub”), pursuant to which PXP will merge with and into PXP Merger Sub, with PXP Merger Sub surviving the merger as a wholly owned subsidiary of FCX (the “PXP Merger”). The PXP Merger Agreement has been approved by the board of directors of each of FCX and PXP, and was recommended to the board of directors of FCX by a special committee of independent directors.

Subject to the terms and conditions of the PXP Merger Agreement, at the effective time of the PXP Merger, PXP stockholders will have the right to receive, for each share of PXP common stock they own, 0.6531 shares of FCX common stock and $25.00 in cash, equivalent to total consideration of $50.00 per PXP share, based on the closing price of FCX common stock on December 4, 2012. PXP stockholders may elect to receive cash or stock consideration, subject to proration in the event of oversubscription, with the value of the cash and stock per-share consideration to be equalized at closing. No fractional shares of FCX common stock will be issued in the PXP Merger, and PXP stockholders will receive cash in lieu of fractional shares, if any, of FCX common stock.

Pursuant to the terms of the PXP Merger Agreement, each restricted share of PXP common stock outstanding and each stock-settled PXP restricted stock unit outstanding and granted or contractually promised as of the date of the PXP Merger Agreement (the “PXP RSUs”) (except for certain PXP RSUs held by each of PXP’s named executive officers identified below) will become fully vested and be converted into the right to receive, at the election of the holder, cash consideration or stock consideration, subject to proration as described above. Certain stock-settled PXP RSUs held by each of PXP’s named executive officers as of the date of the PXP Merger Agreement will become fully vested and will be converted into the right to receive cash consideration or stock consideration, subject to the terms and conditions set forth in certain letter agreements among each such named executive officer, FCX and PXP, which are described in further detail below. Each cash-settled PXP RSU will become fully vested and be converted into the right to receive cash consideration. Each stock appreciation right relating to shares of PXP common stock outstanding and unexercised will become fully vested and be converted into a stock appreciation right relating to shares of FCX common stock as described in the PXP Merger Agreement. Each compensatory equity award granted or issued by PXP after the date of the PXP Merger Agreement and prior to the effective time of the PXP Merger will be converted into the same type of award covering shares of FCX common stock as described in the PXP Merger Agreement, with the same terms and conditions as prior to the effective time.

Consummation of the PXP Merger is subject to the approval of PXP’s stockholders. In addition, the PXP Merger is subject to other customary closing conditions, including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligations to complete the PXP Merger is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party, in each case as set forth in the PXP Merger Agreement.

FCX and PXP have made customary representations, warranties and covenants in the PXP Merger Agreement, including, among other things, covenants by PXP (i) with respect to the conduct of its business during the interim period between the execution of the PXP Merger Agreement and consummation of the PXP Merger and (ii) not to engage in certain kinds of transactions during such period. PXP has also agreed not to directly or indirectly solicit competing acquisition proposals or, subject to certain exceptions with respect to unsolicited proposals, to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations.

The PXP Merger Agreement contains certain termination rights for both FCX and PXP, including, but not limited to, in the event that (i) the PXP Merger is not consummated by June 5, 2013 (subject to extension by either party up to September 5, 2013 if all conditions other than those related to regulatory approvals and the absence of injunctions have been satisfied), (ii) PXP’s stockholders do not adopt the PXP Merger Agreement, (iii) an injunction permanently restraining, enjoining or otherwise prohibiting the consummation of the PXP Merger becomes final and nonappealable, (iv) either party breaches its obligations or representations in a manner that cannot be cured by the termination date of the PXP Merger Agreement, or (v) PXP changes its recommendation to stockholders to adopt the PXP Merger Agreement or breaches its agreement not to solicit alternative transactions. The PXP Merger Agreement further provides that, upon termination of the PXP Merger Agreement under specified circumstances, PXP would be required to pay FCX a termination fee of $207 million or up to $69 million in reimbursement of FCX’s transaction expenses.

MMR Merger Agreement

On December 5, 2012, FCX entered into an Agreement and Plan of Merger (the “MMR Merger Agreement”), by and among McMoRan Exploration Co., a Delaware corporation (“MMR”), FCX and INAVN Corp., a Delaware corporation and wholly owned subsidiary of FCX (“MMR Merger Sub”), pursuant to which MMR Merger Sub will merge with and into MMR, with MMR surviving the merger as a wholly owned subsidiary of FCX (the “MMR Merger”). The MMR Merger Agreement has been approved by the board of directors of each of FCX and MMR, and was recommended to the respective board of directors of each of MMR and FCX by a special committee of independent directors.

Subject to the terms and conditions of the MMR Merger Agreement, at the effective time of the MMR Merger, each outstanding share of common stock of MMR will be converted into the right to receive $14.75 in cash, without interest, and 1.15 units of a royalty trust to be created prior to the closing of the MMR Merger that will be entitled to a 5% gross overriding royalty interest in hydrocarbons produced from certain MMR shallow water, ultra deep Gulf of Mexico prospects. No fractional royalty trust units will be issued in the MMR Merger, and MMR stockholders will receive cash in lieu of fractional units, if any.

Pursuant to the terms of the MMR Merger Agreement, each outstanding and unexercised MMR stock option as of the closing of the MMR Merger will convert into a stock option relating to shares of FCX common stock on the same terms and conditions as the MMR stock option immediately prior to closing , adjusted to reflect the exchange ratio between the trading price of MMR common stock and FCX common stock. Each outstanding restricted stock unit of MMR as of the closing of the MMR Merger will convert into an RSU relating to FCX common stock, adjusted to reflect the exchange ratio between the trading price of MMR common stock and FCX common stock, with each adjusted RSU subject to the same terms and conditions as the MMR RSU prior to closing. Each other equity-based right, whether contingent or accrued, to receive shares of MMR common stock (or cash based on the value of a number of shares granted under a MMR deferred compensation plan outstanding immediately prior to the closing), other than options or RSUs outstanding at the closing of the MMR Merger will, as of closing, be converted into the right to receive (or to be credited with) such number of shares of, or other payments based on, FCX common stock, adjusted to reflect the exchange ratio between the trading price of MMR common stock and FCX common stock and subject to the same terms and conditions as the MMR award prior to closing. Notwithstanding the foregoing, concurrently with the execution of the MMR Merger Agreement, each of the executive officers of MMR waived his or her contractual right to accelerated vesting as a result of the MMR Merger.

Consummation of the MMR Merger is subject to the approval of the MMR Merger Agreement by MMR’s stockholders, both by (i) a majority of the outstanding shares of MMR common stock (the “MMR Merger Approval”) and (ii) a majority of the outstanding shares of MMR common stock, excluding shares owned by FCX and its subsidiaries, PXP and its subsidiaries, and certain officers and/or directors of MMR and FCX (the “Disinterested Stockholder Approval”), and the approval by a majority of the outstanding shares of MMR common stock of an amendment to MMR’s certificate of incorporation to exempt FCX from certain interested stockholder provisions (the “Charter Amendment Approval” and together with the MMR Merger Approval and the Disinterested Stockholder Approval, the “MMR Stockholder Approval”). In addition, the MMR Merger is subject to other customary closing conditions, including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to complete the MMR Merger is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party, in each case as set forth in the MMR Merger Agreement.

FCX and MMR have made customary representations, warranties and covenants in the MMR Merger Agreement, including, among other things, covenants by MMR (i) with respect to the conduct of its business during the interim period between the execution of the MMR Merger Agreement and consummation of the MMR Merger and (ii) not to engage in certain kinds of transactions during such period. MMR has also agreed not to directly or indirectly solicit competing acquisition proposals or, subject to certain exceptions with respect to unsolicited proposals, to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations.

The MMR Merger Agreement contains certain termination rights for both FCX and MMR, including, but not limited to, in the event that (i) the MMR Merger is not consummated by June 5, 2013 (subject to extension by either party up to September 5, 2013 if all conditions other than those related to regulatory approvals and the absence of injunctions have been satisfied), (ii) the MMR Stockholder Approval is not obtained, (iii) an injunction permanently restraining, enjoining or otherwise prohibiting the consummation of the MMR Merger becomes final and nonappealable, (iv) either party breaches its obligations or representations in a manner that cannot be cured by the termination date of the MMR Merger Agreement, or (v) MMR changes its recommendation to stockholders to adopt the MMR Merger Agreement. The MMR Merger Agreement further provides that, upon termination of the MMR Merger Agreement under specified circumstances, MMR would be required to pay FCX a termination fee of $98 million or up to $19.5 million in reimbursement of FCX’s transaction expenses.

Each of the above merger agreements contains representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties to the respective merger agreements described therein, the merger agreements are not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in each merger agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to such merger agreements, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in each merger agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules to each of the merger agreements that the parties exchanged in connection with the execution of the merger agreements. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of each of the merger agreements and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of each respective merger agreement, which subsequent information may or may not be fully reflected in FCX’s, PXP’s or MMR’s public disclosures.

Voting and Support Agreement

On December 5, 2012, FCX, MMR and PXP entered into a Voting and Support Agreement (the “Support Agreement”) with respect to the MMR Merger, which generally requires that PXP, in its capacity as a stockholder of MMR, vote all of its shares of MMR common stock in favor of the MMR Merger and the related amendment to the MMR certificate of incorporation and against alternative transactions and generally prohibits PXP from transferring its shares of MMR common stock prior to the consummation of the MMR Merger. The Support Agreement will terminate upon the earlier of (i) the consummation of the MMR Merger, (ii) the termination of the MMR Merger Agreement in accordance with its terms, or (iii) any breach by FCX of its obligations under the PXP Merger Agreement not to change the merger consideration or materially amend any material provision of the MMR Merger Agreement or terminate the MMR Merger Agreement, without the prior written consent of PXP.

The PXP Merger Agreement, the MMR Merger Agreement and the Support Agreement are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 10.1, respectively, and are incorporated herein by reference. The descriptions of the PXP Merger Agreement, the MMR Merger Agreement and the Support Agreement set forth above do not purport to be complete and each is qualified in its entirety by reference to the provisions of the PXP Merger Agreement, the MMR Merger Agreement, and the Support Agreement as applicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2012, each of PXP’s named executive officers, including James C. Flores (Chairman of the Board, President and Chief Executive Officer), Doss R. Bourgeois (Executive Vice President, Exploration & Production), Winston M. Talbert (Executive Vice President and Chief Financial Officer) and John F. Wombwell (Executive Vice President, General Counsel and Secretary) (collectively, the “PXP NEOs”) entered into a letter agreement with PXP and FCX (collectively, the “Letter Agreements”) which generally provides that FCX will assume the current employment agreement between each of the PXP NEOs and PXP, subject to the amendment and the executive’s waiver of certain provisions thereof and such other terms and conditions set forth in the Letter Agreement. Except as provided in the applicable Letter Agreement, the terms of the current employment agreement between PXP and each of Messrs. Flores, Bourgeois, Talbert and Wombwell otherwise remain unchanged.

Mr. Flores’ Letter Agreement provides that he will serve as the Vice-Chairman of FCX and Chief Executive Officer of the oil and gas business of FCX and as a member of the board of directors of

FCX. Mr. Flores’ annual base salary will be no less than the annual base salary applicable to each of the current Chairman of FCX and the current President and Chief Executive Officer of FCX, as in effect from time to time. Mr. Flores is eligible for an annual incentive award based on an annual target incentive opportunity that is the same as applicable to peer executives of FCX, and participation in incentive compensation and benefit plans applicable to the peer executives of FCX. Mr. Flores’ Letter Agreement provides that he will waive his right to resign from employment with PXP and receive severance payments or benefits as a result of or in connection with the PXP Merger (including changes to existing employment arrangements) under his current employment agreement with PXP and for purposes of all arrangements which contain any such right or commitments. In addition, Mr. Flores has agreed to take 100% stock consideration in settlement of the stock-settled RSUs that accelerate as a result of the PXP Merger.

The Letter Agreements with each of Messrs. Bourgeois, Talbert and Wombwell provide that the executive will serve as Executive Vice President, oil and gas business of FCX. These Letter Agreements provide each of Messrs. Bourgeois, Talbert and Wombwell with the annual base salary to which such individual is currently entitled, eligibility for an annual incentive award as determined by the compensation committee of FCX, and participation in incentive compensation and benefit plans of FCX that are applicable to similarly situated executives of FCX. These Letter Agreements provide that each of Messrs. Bourgeois, Talbert and Wombwell will waive his right to resign from employment with PXP and receive severance payments or benefits in connection with or as a result of the PXP Merger (including changes to existing employment arrangements) under the executive’s current employment agreement with PXP and for purposes of all arrangements which contain any similar right or commitments. In addition, Messrs. Bourgeois, Talbert and Wombwell have each agreed to take no less than 75% stock consideration in settlement of the stock-settled RSUs that accelerate as a result of the PXP Merger.

Pursuant to the Letter Agreements, Shares of FCX common stock delivered to each of the PXP NEOs in settlement of certain accelerated restricted stock units will be subject to a holding requirement from the closing date of the Merger through the third anniversary thereof, subject to certain permitted transfers and termination of such holding requirement upon the occurrence of certain events as set forth therein.

The foregoing summary of the Letter Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreements, which are filed as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 hereto and incorporated by reference herein.

Item 8.01	Other Events.

On December 5, 2012, FCX entered into commitment letters (“Commitment Letters”) with JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (together, “JP Morgan”). JP Morgan has agreed, subject to the terms and conditions of the Commitment Letters, to provide FCX with senior unsecured 364-day bridge facilities (collectively, “Facilities”) under which an aggregate principal amount of up to $9.5 billion will be made available to FCX to finance the transactions contemplated by the PXP Merger Agreement and the MMR Merger Agreement upon the closings thereof. Each of the Facilities will mature 364 days from the date of the first borrowing thereunder. Borrowings under each of the Facilities will bear interest at either (i) LIBOR plus an applicable margin or (ii) a base rate plus an applicable margin based on FCX’s credit rating. JP Morgan’s financing commitments under the Commitment Letter are subject to certain customary conditions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 5, 2012, by and among Plains Exploration & Production Company, Freeport-McMoRan Copper & Gold Inc. and IMONC LLC (schedules and exhibits omitted pursuant to 601(b)(2) of Regulation S-K).

2.2	Agreement and Plan of Merger, dated as of December 5, 2012, by and among McMoRan Exploration Co., Freeport-McMoRan Copper & Gold Inc. and INAVN Corp. (schedules and exhibits omitted pursuant to 601(b)(2) of Regulation S-K).

10.1	Voting and Support Agreement dated as of December 5, 2012, by and between Plains Exploration & Production Company, Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co.

10.2	Letter Agreement, dated as of December 5, 2012, by and among James C. Flores, Plains Exploration & Production Company and Freeport-McMoRan Copper & Gold Inc.

10.3	Letter Agreement, dated as of December 5, 2012, by and among Doss R. Bourgeois, Plains Exploration & Production Company and Freeport-McMoRan Copper & Gold Inc.

10.4	Letter Agreement, dated as of December 5, 2012, by and among Winston M. Talbert, Plains Exploration & Production Company and Freeport-McMoRan Copper & Gold Inc.

10.5	Letter Agreement, dated as of December 5, 2012, by and among John F. Wombwell, Plains Exploration & Production Company and Freeport-McMoRan Copper & Gold Inc.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements concerning the proposed transactions with PXP and MMR, the financial and business impact of such transactions, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of FCX, MMR, PXP or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate either or both of the proposed transactions, the timing of consummation of either or both of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of FCX to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the Securities and Exchange Commission (the “SEC”) by FCX, MMR and PXP from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements including in this press release are made only as of the date hereof. Neither FCX, MMR nor PXP undertakes any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

Additional Information about the Proposed Transactions and Where to Find It

PXP Transaction

In connection with the proposed transaction, FCX intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of PXP that also constitutes a prospectus of FCX. FCX and PXP also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by FCX and PXP with the SEC at the SEC’s website at www.sec.gov. In addition, you will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of FCX or PXP at the following:

Freeport-McMoRan Copper & Gold Inc.	Plains Exploration & Production Company
333 N. Central Ave. Phoenix, AZ 85004 Attention: Investor Relations Phone: (602) 366-8400 Email: ir@fmi.com	700 Milam, Suite 3100 Houston, TX 77002 Attention: Investor Relations Phone: (713) 579-6000 Email: investor@pxp.com

FCX and PXP and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about FCX’s directors and executive officers is available in FCX’s proxy statement dated April 27, 2012, for its 2012 Annual Meeting of Stockholders. Information about PXP’s directors and executive officers is available in PXP’s proxy statement dated April 13, 2012, for its 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from FCX or PXP using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

MMR Transaction

In connection with the proposed transaction, the royalty trust formed in connection with the transaction will file with the SEC a registration statement on Form S-4 that will include a proxy statement of MMR that also constitutes a prospectus of the royalty trust. FCX, the royalty trust and MMR also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by FCX, the royalty trust and MMR with the SEC at the SEC’s website at www.sec.gov. In addition, you will be able to obtain free copies of these documents by phone, e-mail or written request by contacting the investor relations department of FCX or MMR at the following:

Freeport-McMoRan Copper & Gold Inc.	McMoRan Exploration Co.
333 N. Central Ave. Phoenix, AZ 85004 Attention: Investor Relations Phone: (602) 366-8400 Email: ir@fmi.com	1615 Poydras St. New Orleans, LA 70112 Attention: Investor Relations Phone: (504) 582-4000 Email: ir@fmi.com

FCX and MMR and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about FCX’s directors and executive officers is available in FCX’s proxy statement dated April 27, 2012, for its 2012 Annual Meeting of Stockholders. Information about MMR’s directors and executive officers is available in MMR’s proxy statement dated April 27, 2012, for its 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from FCX or MMR using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:	/s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr.
Vice President and Controller - Financial Reporting (authorized signatory and Principal Accounting Officer)

Date: December 6, 2012

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of December 5, 2012, by and among Plains Exploration & Production Company, Freeport-McMoRan Copper & Gold Inc. and IMONC LLC.

2.2	Agreement and Plan of Merger, dated as of December 5, 2012, by and among McMoRan Exploration Co., Freeport-McMoRan Copper & Gold Inc. and INAVN Corp.

10.1	Voting and Support Agreement dated as of December 5, 2012, by and between Plains Exploration & Production Company, Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co.

10.2	Letter Agreement, dated as of December 5, 2012, by and among James C. Flores, Plains Exploration & Production Company and Freeport-McMoRan Copper & Gold Inc.

10.3	Letter Agreement, dated as of December 5, 2012, by and among Doss R. Bourgeois, Plains Exploration & Production Company and Freeport-McMoRan Copper & Gold Inc.

10.4	Letter Agreement, dated as of December 5, 2012, by and among Winston M. Talbert, Plains Exploration & Production Company and Freeport-McMoRan Copper & Gold Inc.

10.5	Letter Agreement, dated as of December 5, 2012, by and among John F. Wombwell, Plains Exploration & Production Company and Freeport-McMoRan Copper & Gold Inc.